                                  EXHIBIT 3.2

                                 AMENDED BYLAWS


                                       OF


                        CORPUS CHRISTI BANCSHARES, INC.


                                   MARCH 1995

                               TABLE OF CONTENTS



                                                                        Page
ARTICLE I - OFFICES AND AGENT                                               1
-----------------------------

ARTICLE II - SHAREHOLDERS
-------------------------

Section 2.01 -   Annual Meeting                                             1
Section 2.02 -   Special Meetings                                           1
Section 2.03 -   Place of Meeting                                           1
Section 2.04 -   Notice of Meeting                                          2
Section 2.05 -   Fixing of Record Date                                      2
Section 2.06 -   Voting Lists                                               2
Section 2.07 -   Quorum                                                     2
Section 2.08 -   Proxies                                                    3
Section 2.09 -   Voting of Shares                                           3
Section 2.10 -   Voting of Shares by Certain Holders                        3
Section 2.11 -   Preemptive Rights and Cumulative
                 Voting Prohibited                                          4
Section 2.12 -   Actions Without a meeting                                  4
Section 2.13 -   Telephone Meetings                                         4
Section 2.14 -   Nominating Committee                                       4
Section 2.15 -   New Business                                               5

ARTICLE III - BOARD OF DIRECTORS
--------------------------------

Section 3.01 -   General Power                                              6
Section 3.02 -   Number, Classes and Tenure                                 6
Section 3.03 -   Regular Meetings                                           6
Section 3.04 -   Special Meetings                                           6
Section 3.05 -   Notice                                                     6
Section 3.06 -   Quorum and Voting                                          6
Section 3.07 -   Manner of Acting                                           7
Section 3.08 -   Vacancies                                                  7
Section 3.09 -   Removal                                                    7
Section 3.10 -   Compensation                                               7
Section 3.11 -   Presumption of Assent                                      7
Section 3.12 -   Interest of Directors in
                 Contracts                                                  7
Section 3.13 -   Executive and Other Committees                             7
Section 3.14 -   Advisory Directors                                         8





                                      (i)

ARTICLE IV - OFFICERS
---------------------

Section 4.01 -   Number                                                     8
Section 4.02 -   Election and Term of Office                                8
Section 4.03 -   Removal                                                    8
Section 4.04 -   Vacancies                                                  9
Section 4.05 -   Chairman of the Board of
                 Directors                                                  9
Section 4.06 -   Vice Chairman of the Board of
                 Directors                                                  9
Section 4.07 -   President                                                  9
Section 4.08 -   The Vice President                                         9
Section 4.09 -   The Secretary                                              10
Section 4.10 -   The Treasurer                                              10
Section 4.11 -   Assistant Secretaries and Assistant
                 Treasurers                                                 10
Section 4.12 -   Salaries                                                   10
Section 4.13 -   Stock Options                                              10
Section 4.14 -   Voting Shares of Other Corporations                        11

ARTICLE V - CERTIFICATES FOR SHARES AND THEIR TRANSFER
------------------------------------------------------

Section 5.01 -   Certificates for Shares                                    11
Section 5.02 -   Transfer of Shares                                         11
Section 5.03 -   Lost Certificates                                          11

ARTICLE VI - FISCAL YEAR                                                    12
------------------------

ARTICLE VII - DIVIDENDS                                                     12
-----------------------

ARTICLE VIII - SEAL                                                         12
-------------------

ARTICLE IX - WAIVER OF NOTICE                                               12
-----------------------------

ARTICLE X - PROCEDURE                                                       12
---------------------

ARTICLE XI - PARTICIPATION OF DIRECTORS AND
             OFFICERS IN RELATED BUSINESS                                   12
             ----------------------------

ARTICLE XII - AMENDMENTS                                                    13
------------------------





                                      (ii)

                                 AMENDED BYLAWS

                                       OF

                        CORPUS CHRISTI BANCSHARES, INC.

ARTICLE 1 - OFFICES AND AGENT

         The Corporation may have such offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         The registered office of the Corporation required by the Texas Business Corporation Act to be maintained in the State of Texas may be, but need not be, identical with the principal office in the State of Texas, as designated by the Board of Directors. The address of the registered office may be changed from time to time by the Board of Directors.

         The address of the initial registered office of the Corporation shall be 2402 Leopard Street, Corpus Christi, Texas, 78408, and the name of the initial registered agent of the Corporation at such address shall be John T. Wright, Jr.

                           ARTICLE II - SHAREHOLDERS

         Section 2.01 - Annual Meeting. The annual meeting of the shareholders shall be held on such date in each year and at such time and place as may be determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

         Section 2.02 - Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all the outstanding shares of the Corporation entitled to vote at the meeting.

         Section 2.03 - Place of Meeting. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Texas.

         Section 2.04 - Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Waiver by a shareholder in writing of notice of a shareholder's meeting, signed by him, whether before or after the time of such meeting, signed by him, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by shareholder, whether in person or by proxy, at a shareholder's meeting shall constitute a waiver of notice of such meeting of which he has had no notice.

         Section 2.05 - Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may, by resolution, fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof. The stock transfer books shall not be closed for purposes of determining shareholders of record.

         Section 2.06 - Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten
(10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and opened at the time and place of the meeting and shall be subject to the inspection by any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 2.07 - Quorum. The holders of at least fifty percent (50%) of the outstanding shares of the Corporation entitled to vote, and represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.08 - Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

         Section 2.09 - Voting of Shares.  Subject to the provisions of Section
2.10 of this Article II, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

         Section 2.10 - Voting of Shares by Certain Holders. Shares standing in the name of another corporation (except shares owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation) may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Shares owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Treasury shares and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. The foregoing sentence shall not apply to shares of the Corporation's stock held by a subsidiary of the Corporation in a fiduciary capacity.

         In the election of directors of the Corporation, shares of the Corporation's stock held by its banking subsidiary as the sole personal representative of an estate or the sole trustee of a trust, whether registered in such subsidiary's own name in such capacity or in the name of such subsidiary's nominee, shall not be voted by such subsidiary unless under the terms of the will or trust the manner in which such shares shall be voted may be determined by a donor or beneficiary of the will or trust and unless such donor or beneficiary actually directs how such shares shall be voted, and shares of the Corporation's stock held by its banking subsidiary and one or more other person or persons in any such capacities may be voted by such other person or persons in the same manner as if such person or persons were the sole personal representative or sole trustee. Whenever shares of the Corporation's stock cannot be voted by reason of being held by the Corporation's banking subsidiary as sole personal representative or sole trustee, such shares shall be excluded in determining whether matters voted upon by the shareholders were adopted by the requisite percentage of shares.

         Except as provided above, shares held by an administrator, executor, guardian, or conservator may be voted by him either in person or by proxy, so long as such shares are in the possession and form part of the estate being served by him, without a transfer of such shares into his name. Except as provided above, shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of a pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 2.11 - Preemptive Rights and Cumulative Voting Prohibited. The denial of preemptive rights and cumulative voting shall be as set forth in the Articles of Incorporation of the Corporation.

         Section 2.12 - Actions Without a Meeting. Any action required to be taken at a meeting of shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.

         Section 2.13 - Telephone Meetings. At any meeting of the Board of Directors or any committee thereof, members may attend by conference telephone, radio, television or similar means of communication by means of which all persons participating in the meeting can hear each other, and all members so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

         Section 2.14 - Nominating Committee. Only persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible for election as directors.

         The board shall compose the nominating committee for selecting the management nominees for election of directors. Except in the case of a nominee substituted as a result of the death or incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary of the Corporation at least 45 calendar days prior to the month and day in the current year that corresponds to the month and day in the previous year on which the annual meeting of the shareholders of the Corporation was held, if not a legal holiday, and if a legal holiday, then prior to the day next following which is not a legal holiday (for purposes of this Section 2.14, the "Previous Year's Annual Meeting Date"). Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Corporation. No nominations for directors, except those made by the nominating committee, shall be voted upon at the annual meeting of the shareholders unless other nominations by shareholders are made in accordance with the provisions of this Section 2.14. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of the shareholders only if written notice of such shareholder's intent to make such nomination or nominations has been given pursuant to timely notice in writing delivered to the Secretary of the Corporation. To be timely, a shareholder's notice shall be received at the principal executive offices of the Corporation not less than 45 calendar days prior to the Previous Year's Annual Meeting Date. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name and address of the person or persons, (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or that otherwise relate to such nomination or nominations, (iii) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, and (iv) the consent of each nominee to serve as a director of the Corporation if so elected and (b) as to the shareholder giving the notice and the shareholder who intends to make the nomination, (i) the name and address of the shareholder, (ii) a representation that the shareholder is the holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The chairman of the annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 2.15 - New Business. At an annual meeting of the shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before the annual meeting of the shareholders, new business must be either (a) specified in the notice of meeting (of any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board or (c) otherwise properly brought before the meeting by a shareholder. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be received by the Secretary of the Corporation not less than 45 calendar days prior to the month and day in the current year that corresponds to the month and day in the previous year on which the annual meeting of the shareholders of the Corporation was held, if not a legal holiday, and if a legal holiday, then prior to the day next following which is not a legal holiday. A shareholder's notice to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) pursuant to which the proposal is to be made by the shareholder or that otherwise relate to the proposal. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting of the shareholders except in accordance with the procedures set forth in this Section 2.15.

                        ARTICLE III - BOARD OF DIRECTORS


         Section 3.01 - General Power. The business and affairs of the Corporation shall be managed by its Board of Directors except as the Board of Directors shall delegate the power to so manage to the Executive Committee or other committee.

         Section 3.02 - Number, Classes and Tenure. The number, classification and tenure of the directors shall be as set forth in the Articles of Incorporation of the Corporation.

         Section 3.03 - Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.04 - Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.

         Section 3.05 - Notice. Notice of any special meeting shall be given at least two (2) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice, or waiver of notice of such meeting.

         Section 3.06 - Quorum and Voting. At all meetings of the Board of Directors a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors resent at any meeting at which there is a quorum shall be the act of the Board of Directors, except as it may be otherwise specifically provided by the Articles of Incorporation of the Corporation, section 3.07 or Section 3.13 of these Bylaws. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.07 - Manner of Acting. Any action required or permitted to be taken at a meeting of the Board of Directors or the Executive Committee or any other committee may be taken without a meeting, if a consent in writing, setting forth that action so taken, is signed by all of the members of the Board of Directors, Executive Committee or other committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of a meeting.

         Section 3.08 - Vacancies. Any vacancy occurring in the Board of Directors shall be filled as set forth in the Articles of Incorporation of the Corporation.

         Section 3.09 - Removal. Directors shall be removed as set forth in the Articles of Incorporation of the Corporation.

         Section 3.10 - Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.11 - Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors in which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 3.12 - Interest of Directors in Contracts. Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholder, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors, Executive Committee or other committee of the Corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding, his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors, Executive Committee or other committee, as the case may be, and such body shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present at the meeting of the Board of Directors or a majority of the members of the Executive Committee or other committee, as the case may be. This section shall be not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

         Section 3.13 - Executive and Other Committees. There may be established an Executive Committee, and one or more other committees, composed of one or more directors designated by resolution adopted by a majority of the full number of directors of the Board of Directors. Each committee may adopt rules governing the method of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Vacancies in the membership of the Executive Committee or such other committees shall be filled by a majority vote of the full number of directors on the Board of Directors at a regular meeting or at a special meeting called for that purpose. During the intervals between meetings of the Board, the Executive Committee, if it shall have been established, shall advise and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may delegate to the Executive Committee or such other committees the authority to exercise all the powers of the Board of Directors, including the power to declare dividends or to authorize the issuance of shares of the corporation, except where action of the full Board of Directors is required by the Texas Business Corporation Act. The designation of and delegation of power to the Executive Committee shall not operate to relieve the Board of Directors, or any members thereof, of any responsibility imposed upon it or him by law.

         Section 3.14 - Advisory Directors. Any number of persons may be appointed "Advisory Directors" by a vote of a majority of the directors present at any meeting. An Advisory Director shall have the right to attend and to participate in any and all meetings of the Board of Directors to the same extent as any director, except that an Advisory Director shall not have the right to vote on any question or issue considered by the Board.


                             ARTICLE IV - OFFICERS

         Section 4.01 - Number. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

         Section 4.02 - Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and shall have been qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 4.03 - Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4.04 - Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 4.05 - Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, bonds, mortgages, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board of Directors and principal executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 4.06 - Vice Chairman of the Board of Directors. In the absence of the Chairman of the Board of Directors, or in the event of his death, inability or refusal to act, the Vice Chairman shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers and be subject to all of the restrictions upon the Chairman of the Board of Directors. The Vice Chairman may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors or by the Board of Directors.

         Section 4.07 - President. In the absence of the Chairman and Vice Chairman of the Board of Directors, or in the event of their death, inability or refusal to act, the President shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all of the restrictions upon the Chairman of the Board of Directors. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the Chairman or Vice Chairman of the Board of Directors or by the Board of Directors.

         Section 4.08 - The Vice President. In the absence of the Chairman of the Board of Directors, Vice Chairman of the Board of Directors and the President, or in the event of their death, inability or refusal to act, the Vice President or should there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation then in the order of their election shall perform the duties of Chairman of the Board of Directors, Vice Chairman of the Board of Directors and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors, Vice Chairman of the Board of Directors and President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, or by the Board of Directors.





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
         Section 4.09 - The Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and the Board of Directors' meeting in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws, or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation is fixed to all documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairman of the Board, Vice Chairman of the Board, President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be designated to him by the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, or by the Board of Directors.

         Section 4.10 - The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine. He shall: (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, or by the Board of Directors.

         Section 4.11 - Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries when authorized by the Board of Directors may sign with the Chairman of the Board of Directors, President or Vice President, certificate for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, or by the Board of Directors.

         Section 4.12 - Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         Section 4.13 - Stock Options. In order to attract, retain and motivate officers, directors and key employees of the Corporation and its subsidiaries, the Board of Directors may provide additional benefits to such officers, directors and employees by granting stock options to such officers, directors and employees to enable them to purchase common stock of the Corporation. The type, terms and conditions of such stock options shall be determined solely by the Board of Directors; provided, however, that any grant of stock options to directors of the Corporation who are not also officers or employees of the Corporation must be approved by the shareholders of the Corporation.





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
         Section 4.14 - Voting Shares of Other Corporations. The Chairman, or in his absence, the President or any Vice President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all other shares of any corporation, bank, banking association or other entity standing in the name of the Corporation. The authority herein may be granted to said officer in person or by any person authorized to do so by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution any additional person to vote or represent said share of other corporations, banks, banking associations and other entities.


             ARTICLE V - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 5.01 - Certificates for Shares. Certificates representing shares of the Corporation shall be in such from as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors, President or a Vice President, and by the Secretary or an Assistant Secretary. If such certificates are signed or countersigned by a transfer agent or registrar, other than the Corporation, such signature of the Chairman of the Board of Directors, President or a Vice President and Secretary or Assistant Secretary, and the seal of the Corporation, or any of them, may be executed in facsimile, engraved or printed. If any officer who has signed or whose facsimile signature has been placed on any certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer has not ceased to be such at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled except that in case of lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 5.02 - Transfer of Shares. Subject to valid transfer restrictions and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof, or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person on whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         Section 5.03 - Lost Certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates therefore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and (or give the Corporation a bond in such sum as it may direct) as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                            ARTICLE VI - FISCAL YEAR

    The Board of Directors shall, by resolution, fix the fiscal year of the Corporation.


                            ARTICLE VII - DIVIDENDS

         The Board of Directors or the Executive Committee, if so authorized by a resolution of the Board of Directors, may from time to time declare that the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.


                              ARTICLE VIII - SEAL

         The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the five-pointed Texas star.


                         ARTICLE IX - WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws, under the provisions of the Articles of Incorporation, or under the provisions of the Texas Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                             ARTICLE X - PROCEDURE

         Meetings of the shareholders and of the Board of Directors shall be conducted in accordance with the procedure as contained in Robert's Rules of Order, to the extent applicable.


                         ARTICLE XI - PARTICIPATION OF
                   DIRECTORS AND OFFICERS IN RELATED BUSINESS

         Officers and directors of this Corporation may hold positions as officers and directors of other corporations, in related businesses, and their efforts to advance the interest of those





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
corporations will not create a breach of fiduciary capacity to this Corporation in the absence of showing of bad faith.


                            ARTICLE XII - AMENDMENTS

         The initial Bylaws shall be adopted by the Board of Directors of the Corporation. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors.





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